UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 Date of report (Date of earliest event reported): May 25, 2016 Crossroads Systems, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-15331	74-2846643
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11000 North MoPac Expressway #150, Austin, Texas	78759
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (512) 928-7335

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the follow provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On May 25, 2016, at the 2016 Annual Meeting of Stockholders (the “Annual Meeting”) of Crossroads Systems, Inc. (the “Company”), the following matters were submitted to a vote of the Company’s stockholders: (i) the election of five directors to serve until the Company’s 2017 Annual Meeting of Stockholders and until their successors are duly elected and qualify; (ii) the approval of an amendment to the Company’s Certificate of Incorporation to effect a reverse split of the outstanding shares of the Company’s common stock at a ratio of one-for-twenty; (iii) the approval of a non-binding advisory resolution to approve the compensation of the Company’s named executive officers; and (iv) the ratification of the appointment of PMB Helin Donovan, LLP as the Company’s independent registered public accounting firm for the fiscal year ending October 31, 2016. The number of shares of the Company’s common stock and Series F convertible preferred stock outstanding and eligible to vote, together as one class, as of March 28, 2016, the record date for the Annual Meeting, was 27,100,692.

Each of the matters submitted to a vote of the Company’s stockholders at the Annual Meeting was approved by the requisite vote of the Company’s stockholders. Set forth below is the number of votes cast for, against or withheld, as well as the number of abstentions and broker non-votes, as to each such matter, including a separate tabulation with respect to each nominee for director, as applicable:

Director Nominees	For	Withheld	Broker Non-Votes
Richard K. Coleman, Jr.	12,086,574	156,195	10,427,798
Hannah M. Bible	12,103,533	139,236	10,427,798
Don Pearce	11,712,377	530,392	10,427,798
Robert G. Pearse	12,103,787	138,982	10,427,798
Galen Vetter	12,103,983	138,786	10,427,798

Proposal 2	For	Against	Abstain	Broker Non-Votes
Approval of the amendment to the Company’s Certificate of Incorporation to effect a reverse stock split	19,343,661	1,713,849	1,613,057	10,427,798

Proposal 3	For	Against	Abstain	Broker Non-Votes
Approval of a non-binding advisory resolution to approve the compensation of the Company’s named executive officers	11,111,371	1.074,318	57,080	10,427,798

Proposal 4	For	Against	Abstain	Broker Non-Votes
Ratification of the appointment of PMB Helin Donovan, LLP	20,601,220	481,514	1,587,833	-

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CROSSROADS SYSTEMS, INC.

Dated: May 26, 2016	By:	/s/ Jennifer Crane
		Name:	Jennifer Crane
		Title:	Chief Financial Officer